UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A
Amendment No.1

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event
reported) February 16, 2016

     Build-A-Bear Workshop, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32320	43-1883836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1954 Innerbelt Business Center Drive St. Louis, Missouri	63114
(Address of Principal Executive Offices)	(Zip Code)

         (314) 423-8000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.         Results of Operations and Financial Condition.

On February 16, 2016, Build-A-Bear Workshop, Inc. (the “Company”) issued a press release setting forth the Company’s results for the fourth quarter and full 2015 fiscal year (the “Press Release”).  A copy of the Press Release was furnished as Exhibit 99.1 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 16, 2016.

Subsequent to issuance of the Press Release, the Company determined that the fourth bullet point under the heading “Fourth Quarter 2015 Highlights (13 weeks ended January 2, 1016 compared to the 14 weeks ended January 3, 2015)” incorrectly stated net income and income per diluted share.  The bullet point should have stated as follows:

“Net income was $20.1 million, or $1.21 per diluted share compared to net income of $11.8 million, or $0.67 per diluted share in the 2014 fourth quarter; and”

Information contained in the financial tables of the Press Release was correct.

Attached hereto as Exhibit 99.1 is the corrected Press Release issued by the Company.

The information furnished in, contained, or incorporated by reference into this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.  In addition, this report (including Exhibit 99.1) shall not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely as a requirement of this Item.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description of Exhibit

99.1	Corrected Press Release dated February 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date:	February 16, 2016	By:	/s/ Eric Fencl
		Name:	Eric Fencl
		Title:	Chief Administrative Officer,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Corrected Press Release dated February 16, 2016

4